Exhibit 99.1

Boston Private Financial Holdings Announces Senior Executive Appointments

Boston, MA – September 9, 2010 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today announced the appointment of Mark D. Thompson as Chief Executive Officer of the BPFH Private Banking Group and James D. Dawson as Managing Director, West Coast Private Banking. Both changes are effective immediately.

In his new role Mr. Thompson will be responsible for the overall performance of the Company’s private banks, a segment that includes Boston Private Bank & Trust in Boston, First Private Bank & Trust in Los Angeles, Borel Private Bank & Trust Company in San Francisco and Charter Private Bank in Seattle. In aggregate, these banks represent $5.8 billion of assets and $3.6 billion of client assets under management. Mr. Thompson will also become a member of BPFH’s Senior Policy Group and will retain his current role as Chief Executive Officer and President of Boston Private Bank & Trust. Mr. Thompson has been with Boston Private Bank & Trust since 1994.

Mr. Dawson will establish his office in San Francisco and will be directly responsible for the activities of the Company’s three West Coast private banks. He will also continue to serve as a member of BPFH’s Senior Policy Group and will maintain his position as a senior executive within the Company. Mr. Dawson began his career with the Company in 1996 at Boston Private Bank where he was President and Chief Operating Officer and he joined the holding company in 2008.

“Private banking is core to our strategy and critical to our long term performance as a Company. Accelerating the adoption of our ideal private bank model across all of our markets is key to achieving our growth and return objectives,” said Clayton G. Deutsch, BPFH’s Chief Executive Officer. “Mark and Jim are two of our strongest private bankers and executives, and these moves allow us to truly capitalize on their deep leadership experience as we look to better share and utilize talent across the organization.”

Mr. Deutsch continued, “Mark’s track record of building a terrific client-centered private bank and excellent team at Boston Private Bank & Trust speaks for itself. As the primary architect of our most successful private banking model, we expect Mark to bring this same leadership and standard of quality to our entire Private Banking Group. We fully intend to expand upon the strength of Boston Private Bank & Trust, and this move positions Mark to work more closely with me and our entire senior team in pursuing opportunities across our markets.”

“Jim is also one of our most experienced bankers and has played a critical role in developing our highly successful Boston Private client service model,” Mr. Deutsch said. “His relocation to the West Coast will allow him to provide hands-on guidance as we accelerate the implementation of our ideal private bank model across the banks. As home to three of our four banks, the West Coast is a key component of our overall success. Strengthening our client capabilities, client-service resources, and management team in this market is a top priority. This move allows Jim to direct his full focus to a region where we see extensive growth opportunities, and his presence will immediately lend additional leadership weight to our West Coast development efforts.”

Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of affiliates located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through selective acquisitions and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance and risk management, legal, marketing, and operations.

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a locally-operated and wholly-owned subsidiary of BPFH.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, include, among others, statements regarding our strategy, effectiveness of our investment programs, and evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in the value of the securities in our investment portfolio, changes in loan defaults and charge-off rates; the adequacy of loan loss reserves; reductions in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and risks related to the identification and implementation of acquisitions; and changes in assumptions used in making such forward looking statements, as well as the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SOURCE: Boston Private Financial Holdings, Inc.

Boston Private Financial Holdings, Inc.

Catharine Sheehan, 617-912-3767

Senior Vice President, Corporate Communications

csheehan@bostonprivate.com

or

Sloane & Company

John Hartz, 857-598-4779

jhartz@sloanepr.com